As filed with the Securities and Exchange Commission on March 21, 2024

Registration No. 333-20683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to
Form S-3D

on

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Capital City Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-2273542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

217 North Monroe Street

Tallahassee, FL 32301

(850) 402-7821

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeptha E. Larkin
Chief Financial Officer
217 North Monroe Street
Tallahassee, FL 32301
(850) 402-8450

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Gregory K. Bader, Esq.

Gunster, Yoakley & Stewart, P.A.

450 East Las Olas Blvd., Suite 1400

Fort Lauderdale, FL 33301

(954) 713-6407

Approximate date of commencement of proposed sale to the public: Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3D (File No. 333-20683) (the “Registration Statement”) of Capital City Bank Group, Inc. (the “Registrant”), previously filed by the Registrant with the Securities and Exchange Commission on January 30, 1997 to register 250,000 shares of the Registrant’s Common Stock for issuance under the Registrant’s Dividend Reinvestment and Optional Stock Purchase Plan (the “DRIP”).

The Registrant has amended the DRIP to provide that dividend reinvestment will remain available to shareowners solely through open market purchases handled by the DRIP administrator. Consequently, the Registrant wishes to terminate the Registration Statement and deregister the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. Pursuant to Rule 401(b) under the Securities Act, the Registrant is filing this Post-Effective Amendment No. 1 on Form S-1, as it is currently ineligible to file a registration statement on Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida, on March 21, 2024.

CAPITAL CITY BANK GROUP, INC.

By:	/s/ Jeptha E. Larkin
Jeptha E. Larkin
Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.